EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Consulting Agreement, dated March 15, 2001 of our report dated March 21, 2000, with respect to the financial statements of EntrePort Corporation, included in the Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.




                                                           /s/ ERNST & YOUNG LLP

San Diego, California
March 19, 2001